UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 18, 2018

Simmons First National Corporation
(Exact Name of Registrant as Specified in Charter)

Arkansas	000-06253	71-0407808
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Main Street, Pine Bluff, Arkansas 71601
(Address of Principal Executive Offices) (Zip Code)

(870) 541-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

On January 18, 2018, the board of directors of (“Board”) Simmons First National Corporation (“Corporation”) approved a two-for-one stock split of the Corporation’s outstanding Class A common stock (“Common Stock”) in the form of a 100% stock dividend for shareholders of record as of the close of business on January 30, 2018 (“Record Date”).  The new shares will be distributed by the Corporation’s transfer agent, Computershare, on or about February 8, 2018.

Shareholders of record as of the Record Date will receive one additional share of Common Stock for every one share of Common Stock owned as of that date.  As of January 17, 2018, the Corporation had approximately 46,041,000 shares of Common Stock outstanding.  The stock split will increase the number of outstanding shares to approximately 92,082,000, assuming no fractional shares or additional shares are issued.

On January 18, 2018, the Board also approved a regular $0.15 per share quarterly cash dividend payable April 5, 2018, to shareholders of record as of the close of business on March 15, 2018.  On a split-adjusted basis, this dividend represents a 20 percent increase above the dividend paid for the same period last year.

On January 18, 2018, the Corporation issued a press release announcing the stock split and the cash dividend.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1.       Press release dated January 18, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simmons First National Corporation

Date: January 18, 2018	By:	/s/ Robert A. Fehlman
Robert A. Fehlman
Senior Executive Vice President, Chief Financial Officer and Treasurer